INVESTMENT SUB-ADVISORY AGREEMENT

     This AGREEMENT is made and entered this 17th day of November, 2011, by and between Tributary Capital Management, LLC, a Colorado limited liability company (the "Adviser") and First National Bank (Omaha), a national banking association
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having  its principal place of business in Omaha, Nebraska and doing business as
First  National  Fund  Advisers  ("Sub-Adviser").
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                                    RECITALS

     WHEREAS, Adviser is the investment adviser for Tributary Funds, Inc. ("Tributary Funds"), an open-end management investment company registered under
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the  Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to an
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Investment  Advisory Agreement dated May 3, 2010, by and between the Adviser and
Tributary  Funds  (the  "Advisory  Agreement");  and
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WHEREAS,  Adviser  desires  to  retain  the  Sub-Adviser as its agent to furnish investment advisory services to the Tributary Short-Intermediate Bond Fund and Tributary Income Fund, diversified investment portfolios of Tributary Funds
(each  a  "Fund,"  and  collectively,  the  "Funds").
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     NOW,  THEREFORE, in consideration of the mutual covenants herein contained, the  parties  hereto  agree  as  follows:

                                   AGREEMENT

     1.     Appointment.  Adviser  hereby  appoints  the  Sub-Adviser to provide
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certain  sub-investment  advisory  services  to  the Funds in furtherance of the
Advisory Agreement for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.     Management.  Subject  always  to the supervision of Tributary Funds'
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Board  of  Directors  (the "Board") and the Adviser, in addition to the terms of
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the  Advisory  Agreement,  the  Sub-Adviser  will  furnish an investment program including investment research, advice, and supervision in respect of, and make investment decisions for, all assets of the Funds on behalf of the Adviser and place all orders for the purchase and sale of securities, for Adviser on behalf of the Funds. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to each Fund (as set forth in Section 8, below) and will monitor the Fund's investments. The Sub-Adviser and Adviser will each make its respective officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. The Sub-Adviser shall also make itself reasonably available to the Board at such times as the Board shall request.

     The  Sub-Adviser  agrees  that  it  will:

     (a) Use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

     (b) Place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation and any policies adopted by the Board, and to the extent permitted by the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act") and Section 28(e) of the Securities
                              ------------
Exchange Act of 1934, as amended, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. The Sub-Adviser may pay a commission in excess of the commission another broker-dealer would have charged if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed either in terms of that particular transaction or the Sub-Adviser's overall responsibilities to the accounts it manages.

     (c) Report regularly to the Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to standard industry indices, interest rate considerations, and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser;

     (d) Maintain books and records with respect to Tributary Funds' securities transactions and will furnish the Adviser and the Board such periodic and special reports as the Board or the Adviser may request, including economic, operational, and investment data and reports, including, without limitation, all information and materials reasonably requested by or requested to be delivered to the Board pursuant to Section 15(c) of the 1940 Act;

     (e) Act upon instructions from the Adviser not inconsistent with the fiduciary duties hereunder;

     (f) Submit such reports relating to the valuation of each Fund's assets and otherwise assist in the calculation of the net asset value of shares of the Funds as may reasonably be requested;

     (g) Provide to Adviser for regulatory filings and other appropriate uses information relating to Sub-Adviser as may be reasonably requested by Adviser from time-to-time;

     (h) Treat confidentially and as proprietary information of Tributary Funds all such records and other information relative to Tributary Funds maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Tributary Funds, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Tributary Funds; and

     (i) Conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser, including (i) the 1940 Act and the rules adopted by the SEC thereunder, (ii) the Advisers Act and the rules adopted by the SEC thereunder, (iii) the most recent Prospectus and Statement of Additional Information of the Funds filed in connection with the Funds' Registration Statement on Form N-lA filed under the Securities Act of 1933, as amended, (File No. 33-85982), and under the 1940 Act (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, collectively the "Prospectus"), (iv) the Tributary
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Fund's  articles  of incorporation and by-laws, and (v) the policies and  procedures  adopted  by  the  Board.

     3.  Fund  Securities.  The  Sub-Adviser shall have the right to execute and
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deliver,  or  cause  its  nominee  to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Funds. The Sub-Adviser shall provide the Adviser with such assistance and advice as Adviser may reasonably request as to the manner in which to exercise, on behalf of the Funds, such voting rights, subscription rights, rights to consent to corporate action, and any other rights pertaining to the Funds' assets that may be exercised, in accordance with any policy pertaining to the same that may be adopted or agreed to by the Funds, so that Adviser may exercise such rights, or, in the event that the Funds retains the right to exercise such rights, to furnish the Funds with advice as may reasonably be requested as to the manner in which such rights should be exercised.

     4.     Books  and  Records.  In  compliance  with  the requirements of Rule
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31a-3  under  the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Funds, on behalf of Tributary Funds, are the property of Tributary Funds and further agrees to surrender promptly to Tributary Funds any of such records upon Tributary Funds' request. The Sub-Adviser further agrees to preserve for the periods prescribed by the 1940 Act, the records required to be maintained under the 1940 Act.

     5.     Expenses.  During  the  term of this Agreement, the Sub-Adviser will
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pay  all  expenses  incurred  by it in connection with its activities under this
Agreement, but excluding the cost of securities (including commission, issue and transfer taxes, if any) purchased for or on behalf of the Funds.

     6.     Compensation.  For  the  services  to be provided by the Sub-Adviser
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pursuant  to  this  Agreement,  the  Adviser  will  pay the Sub-Adviser, and the
Sub-Adviser agrees to accept as full compensation thereof, a sub-advisory fee at an annual rate of 0.25% of the average daily net assets of the Tributary Short-Intermediate Income Fund and 0.30% of the average daily net assets of the Tributary Income Fund, paid at the same time and in the same manner as the Funds pays the Adviser its advisory fee pursuant to the Advisory Agreement. This fee will be computed daily and paid to the Sub-Adviser monthly. The Sub-Adviser may agree to waive a portion of its fee. Any fee waiver for the Sub-Adviser is voluntary and will be mutually agreed upon with the Adviser. For any month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

     7.     Services  to  Others.  Adviser  understands that the Sub-Adviser now
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acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. Adviser has no objection to the Sub-Adviser's acting in such capacities, provided that whenever the Funds and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each company. In addition, Adviser understands that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service, and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     8.     Standard  of Care.  The Sub-Adviser shall discharge its duties under
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this  Agreement  with  the  care,  skill,  prudence,  and  diligence  under  the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Adviser may have against Sub-Adviser under any federal securities laws based on negligence and which cannot be modified in advance by contract.

     9.     Limitation  of  Liability.  The  Sub-Adviser shall not be liable for
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any  error  of judgment or mistake of law or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder. Each of the Adviser and Sub-Adviser agrees to indemnify each other and hold each other harmless from and against any and all actions, suits, and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses, and liabilities (including reasonable investigation expenses) (collectively, "Damages") arising
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directly  or indirectly out of the indemnifying party's willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder.

     10.     Duration  and  Termination.
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     (a)     This  Agreement  will  become  effective  as  of  the  date hereof, provided that it is approved by vote of a majority of the outstanding voting securities of the Funds in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect until June 30, 2013. This Agreement, which shall become effective upon its execution, shall supersede any agreement between the parties having an earlier date.

     Thereafter if not terminated, this Agreement will continue in effect for successive periods of twelve (12) months, provided that such continuation is specifically approved at least annually (x) by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons (as set forth in the 1940 Act) of Tributary Funds, the Sub-Adviser, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (y) by the vote of a majority of the Board or by the vote of a majority of all votes attributable to the outstanding shares of the Funds (as set forth in the 1940 Act).

     (b) Notwithstanding the foregoing, this Agreement may be terminated as to the Funds at any time, without the payment of any penalty, on not more than sixty (60) days' and not less than thirty (30) days' written notice by the Board or the shareholders of the Funds (acting by a vote of at least a majority of the outstanding voting securities (as set forth in the 1940 Act)), the Adviser, or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment (as set forth in the 1940 Act).

     (c) Notwithstanding the foregoing, this Agreement may also be terminated by Adviser or the Funds: (i) upon a material breach by Sub-Adviser of any of the representations and warranties set forth in Section 15, if such breach shall not have been cured within a twenty (20) day period after notice of such breach, or (ii) if Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement.

     (d) Notwithstanding the foregoing, this Agreement may also be terminated by Sub-Adviser upon a material breach by Adviser or its assigns, if such breach shall not have been cured within a twenty (20) day period after notice of such breach.

     (e) Notwithstanding the foregoing, this Agreement will terminate automatically if the Advisory Agreement is terminated.

     11.     Amendment  of this Agreement.  This Agreement may be amended by the
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parties  only in a written instrument signed by the parties to the Agreement and only if such amendment is specifically approved (a) by a majority of the Board, including a majority of its directors who are not parties to this Agreement or interested persons of the Funds or the Adviser, Sub-Adviser, or any of their respective affiliates (as set forth in the 1940 Act), and (b) if required by applicable law, by the affirmative vote of a majority of the outstanding voting securities of the Funds.

     12.     Multiple  Originals.  This Agreement may be executed in two or more
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counterparts,  each of which when so executed shall be deemed to be an original, but  such  counterparts shall together constitute but one and the same document.

     13.     Custody.  All  securities  and  other  assets of the Funds shall be
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maintained  with  a custodian designated by the Adviser.  Sub-Adviser shall have no  responsibility  or  liability  with  respect  to  any  custodial  function.

     14.     Adviser Representations and Warranties.  The Adviser represents and
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warrants  to  Sub-Adviser  that  (a)  the Adviser's entry into this Agreement on behalf of the Funds and the performance of it and the Funds of their respective obligations hereunder has been duly authorized by the Adviser, and to the best of the Adviser's knowledge, by the Funds and Tributary Funds and will not cause the Adviser, to the best of the Adviser's knowledge, the Funds or Tributary
Funds to be in violation of the 1940 Act or any other applicable law or regulation, (b) the Adviser is registered as an investment adviser with the SEC under the Advisers Act and is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities, (c) to the best of the Adviser's knowledge, Tributary Funds is the legal owner of all of its assets, and (d) the Adviser is empowered to enter into this Agreement without the consent or authority of any other party or, alternatively, has at the date hereof obtained such consents as may be necessary to permit the making of this Agreement.

     15.     Sub-Adviser  Representations  and  Warranties.  The  Sub-Adviser
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represents  and  warrants  to Adviser that it (a) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (b) is not prohibited by either the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (c) has met, and will continue to meet for so long as this Agreement remains effective, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization necessary to be met in order to perform the services contemplated by this Agreement, including its adoption and implementation of written policies and procedures reasonably designed to prevent violation of the federal securities laws (as that term is used in Rule 38a-1 adopted under the 1940 Act) by the Sub-Adviser and its supervised persons, (d) is empowered to enter into this Agreement without the consent or authority of any other party or, alternatively, has at the date hereof obtained such consents as may be necessary to permit the making of this Agreement, and (e) will immediately notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act or otherwise, and of the institution of any administrative, regulatory, or judicial proceeding against it that could have a material advise effect upon its ability to fulfill its obligations under this Agreement.

     16.     Reliance  on  Proper  Instructions.  The Sub-Adviser shall be fully
             ----------------------------------
protected in acting upon any proper instructions reasonably believed by it in good faith to be genuine and signed or communicated by or on behalf of the Adviser or the Funds, and the Sub-Adviser shall be under no duty to make any investigation or inquiry regarding any proper instructions of the Adviser or the Funds, as the case may be.

     17.  No  Conflict. Unless the Sub-Adviser is otherwise informed in writing,
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it  shall  be entitled to assume that any action taken by it under the terms of this Agreement, upon instructions of the Funds or the Adviser consistent with Section 16, is not in conflict or contrary to any provision of any document referred to in Section 2 hereof and may assume that such action is not in conflict with any existing investment limit imposed on the Funds by law, by any such document, or by contract or otherwise.

     18. Notices. Any notice or other communication required to be given
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pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

(a)     To  Adviser  at:

Tributary  Capital  Management,  LLC
Attention:  President
1620  Dodge  Street,  Stop  1089
Omaha,  NE  68197

(b)     To  Sub-Adviser  at:

First  National  Bank
Attention:  First  National  Fund  Advisers
1620  Dodge  Street,  Stop  1107
Omaha,  NE  68197

     19.     Miscellaneous.  The  captions  in  this  Agreement are included for
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convenience  of  reference  only  and  in  no  way  define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and will be governed by the laws of the state of Colorado without giving effect to such state's conflicts of laws provisions, and the 1940 Act. To the extent that the applicable laws of the state of Colorado conflict with the applicable provisions of the 1940 Act, the latter shall control. Sub-Adviser shall notify Adviser of any changes in its members or managers within a reasonable time.

                             Signature Page Follows



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

FIRST  NATIONAL  BANK
d/b/a  FIRST  NATIONAL  FUND  ADVISERS


By:  /s/  Kurt  Spieler
Name:     Kurt  Spieler
Title:  Managing  Director


TRIBUTARY  CAPITAL  MANAGEMENT,  LLC


By:  /s/  Stephen  R.  Frantz
Name:  Stephen  R.  Frantz
Title:  President